EXHIBIT A

AMENDED AND RESTATED BY-LAWS OF THE MATRIXX GROUP, INCORPORATED

ARTICLE 1

Identification

Section 1.01 Name. The name of the corporation is The Matrixx Group, Incorporated (hereinafter referred to as the "corporation").

Section 1.02 Principal Office and Resident Agent. The post-office address of the principal office of the corporation is 719 Mels Avenue, Evansville, Indiana 47712; and the name and post-office address of its Resident Agent in charge of such office is Raymond E. Wright, 719 Mels Avenue, Evansville, Indiana 47712. The corporation may also have offices at such other places both within and without the State of Indiana as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 1.03 Seal. The seal of the corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "The Matrixx Group, Incorporated" and about the lower periphery thereof, the word "Indiana." In the center of the seal shall appear the words "Corporate Seal."

Section 1.04 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 2

Shares of Stock

Section 2.01 Consideration for Shares. The Board of Directors shall cause the corporation to issue the shares of stock of the corporation for such consideration as has been fixed by such Board pursuant to the provisions of the Articles of Incorporation.

Section 2.02 Payment for Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of stock of the corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the corporations provided, however, that the part of the surplus of the corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further transaction. The judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of any of the shares of the corporation.

Section 2.03 Certificates for Shares. Each holder of shares of stock of the corporation shall be entitled to a certificate signed by the president or vice president and the secretary of the corporation with the seal of the corporation thereunto affixed, certifying the number of shares owned by him in the corporation. The stock certificates to represent the shares of the capital stock of this corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

Section 2.04 Transfer of Shares. The shares of the corporation shall be transferable on the books of the corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for witnessing may be waived in writing upon the form of endorsement by the president of the corporation.

Section 2.05 Equitable Interests in Shares Need Not Be Recognized. The corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact thereof and accordingly shall not be required to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person or persons, whether or not express notice thereof shall have been given the corporation, save as expressly provided to the contrary by the laws of the State of Indiana, the Articles of Incorporation of the corporation, or these By-Laws.

ARTICLE 3

Meetings of Shareholders

Section 3.01 Place of Meetings. All meetings of shareholders of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof, or proxies to represent shareholders thereat.

Section 3.02 Annual Meeting. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held in the month of April of each year on such day, place and time as may be fixed by the Board of Directors. If for any reason the annual meeting of the shareholders shall not be held at a time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for that purpose.

Section 3.03 Special Meetings. Special meetings of the shareholders may be called by the president, by the Board of Directors, or by shareholders holding not less than one-fourth (1/4) of all the shares of stock outstanding.

Section 3.04 Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary, or by the officers or persons calling the meeting, to each holder of the shares of the corporation at the time entitled to vote at such address as appears upon the records of the corporation at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and

the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

Section 3.05 Vote by Consent in Writing. Any action required by the Indiana General Corporation Act, as amended, to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such written consent is filed with the minutes of the proceedings of the shareholders.

Section 3.06 Voting at Meetings.

(a) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the shares of stock of the corporation shall have the right at all meetings of the shareholders of the corporation to one vote for each share of stock standing in his name on the books of the corporation.

(b) Proxies. A shareholder may vote either in person, by proxy executed in writing by the shareholder, or by a duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.

(c) Quorum. Unless otherwise provided by the Articles of Incorporation, at any meeting of shareholders a majority of the shares of stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

ARTICLE 4

Board of Directors

Section 4.01 Number. The number of directors which shall constitute the whole board shall not be less than one (1) and not more than ten (10). Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors, or by the shareholders at the annual meeting. The directors shall be elected at the annual meeting of shareholders, and each director elected shall hold office until his successor is elected and qualified. The first Board of Directors shall hold office until the next annual meeting of shareholders.

Section 4.02 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place where such meeting of the shareholders has been held for the purpose of organization, election of officers, and consideration of any business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting of the Board specifically called in the manner provided in Section 4.03 of this Article.

Section 4.03 Other Meetings. Other meetings of the Board of Directors may be held upon the call of the president, or of two or more members of the Board of Directors, at any place within or without the State of Indiana upon 48 hours notice, specifying the time, place, and general purposes of the meeting, given to each director, either personally, by mailing or by telegram. At any meeting at which all directors are present, notice of the time, place, and

purposes thereof shall be deemed waived; and similar notice may likewise be waived by absent directors, either by written instrument or by telegram.

Section 4.04 Vote by Consent in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if prior to such action a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 4.05 Quorum. At any meeting of the Board of Directors, the presence of a majority of the members of the Board of Directors then qualified and acting shall constitute a quorum for the transaction of any business, except the filling of vacancies in the Board of Directors.

Section 4.06 Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining directors, by the affirmative vote of a majority thereof, may elect a successor to fill such vacancy until the next annual meeting of stockholders and until his successor is elected and qualified.

ARTICLE 5

The Officers of the Corporation

Section 5.01 Officers. The officers of the corporation shall consist of a president, a vice president, a secretary and a treasurer. Any two or more offices may be held by the same person, except that the duties of the president and secretary shall not be performed by the same person. The Board of Directors, by resolution, may create and define the duties of other offices in the corporation and may elect or appoint persons to fill such offices.

Section 5.02 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 5.03 The President. The president shall preside at all meetings of shareholders and directors; discharge all the duties which devolve upon a presiding officer; and perform such other duties as these By-Laws provide or the Board of Directors may prescribe.

The president shall have full authority to execute proxies on behalf of the corporation; to vote stock owned by it in any other corporation; and to execute, with the secretary, powers of attorney to appoint other corporations, partnerships, or individuals the agent of the corporation, all subject to the provisions of the Indiana General Corporation Act of 1929, as amended, the Articles of Incorporation and these By-Laws.

Section 5.04 The Vice President. The vice president shall perform all duties incumbent upon the president during the absence or disability of the president and perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

Section 5.05 The Secretary. The secretary shall have the custody and care of the corporate seal, records, minutes and stock books of the corporation. He or she shall attend all

meetings of the shareholders and of the Board of Directors; shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings; and shall perform a like duty for all standing committees appointed by the Board of Directors when required. He or she shall attend to the giving and serving all notices of the corporation; shall file and take charge of all papers and documents belonging to the corporation; and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

Section 5.06 The Treasurer. The treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He or she shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the corporation. He or she shall immediately deposit all funds of the corporation coming into his or her hands in some reliable bank or other depository to be designated by the Board of Directors and shall keep such bank account in the name of the corporation. He or she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe. The treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.07 Delegation of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire Board of Directors concurs therein.

ARTICLE 6

Executive Committee

Section 6.01 Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these By-laws or otherwise, may create one or more committees and appoint members of the board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. Such committee shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE 7

Notices

Section 7.01 Notice Required. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 7.02 Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 8

Corporate Books

Section 8.01 Place of Keeping, In General. Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the corporation, or by these By-Laws, the books and records of the corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

Section 8.02 Stock Register or Transfer Book. The original or duplicate stock register or transfer book or, in case a stock registrar or transfer agent shall be employed by the corporation, either within or without the State of Indiana, a complete and accurate shareholders list, alphabetically arranged, giving the names and addresses of all shareholders and the number of shares held by each, shall be kept at the principal office of the corporation in the State of Indiana.

ARTICLE 9

Contracts, Checks, Notes, Dividends, Etc.

Section 9.01 In General. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money, shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by any two of the following officers who are different persons: president, vice president, treasurer, secretary, or assistant secretary. The Board of Directors may, however, authorize any one of such officers to sign checks, drafts, and orders for the payment of money singly and without necessity of countersignature, and may designate employees of the corporation, other than those named above, who may execute drafts, checks and orders for the payment of money in the name of the corporation in its behalf.

Section 9.02 Dividends. Subject to the provisions of the Articles of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of stock, subject to any provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

Indemnification of Directors and Officers

Section 10.01 Indemnification, In General. The corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was a director, officer or employee of the corporation, or of any corporation which he or she served as such at the request of the corporation, against the reasonable expenses, including attorneys' fees actually and reasonably incurred by him or her in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, to the fullest extent provided by Indiana law. The corporation may also reimburse to any such director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it is to the interests of the corporation that such settlement be made and that such director, officer or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from the provisions of this Article.

ARTICLE 11

Disallowed Salary, Etc.

Section 11.01 In General. Any payments made to an officer of the corporation, such as a salary, commission, bonus, interest, rent or travel and entertainment expense incurred by such officer, which shall be disallowed, in whole or in part, as a deductible corporate expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. The Board of Directors shall have the duty to enforce payment of such amount disallowed. Reimbursement may take the form of proportionate amounts being withheld from future compensation of such officer in lieu of a lump sum payment at the discretion of the Board of Directors.

ARTICLE 12

Amendments

Section 12.01 In General. These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted only by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the board, unless otherwise provided by the Articles of Incorporation or By-Laws.